                                                                    EXHIBIT 23.2

                        Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts", "Summary of Financial Data" and "Selected Financial Data" and to the use of our report dated March 16, 1999, with respect to the consolidated financial statements of The Ackerley Group, Inc. and our report dated April 12, 1999, with respect to the financial statements of WOKR(TV) included in the Registration Statement (Form S-3 No. 333-49711) and related Prospectus of The Ackerley Group, Inc. for the registration of 4,830,000 shares of its common stock.


                                                           /s/ Ernst & Young LLP


Seattle, Washington
July 9, 1999